SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 1, 1997


                   FLORIDA GAMING CORPORATION
        (Exact name of registrant as specified in charter)


   Delaware                0-9099                  59-1670533
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification
incorporation)                                    No.)


1750 South Kings Highway
Fort Pierce, Florida                                   34945-3099
(Address of principal executive offices)               (Zip code)


Registrant's telephone number, including area code: (407) 464-7500


                         Not Applicable
                 (Former name or former address,
                  if changed since last report.)

             INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events

     On May 1, 1997, the Registrant issued 300,000 shares of its common stock to Freedom Financial Corporation ("Freedom") for cash consideration of $375,000. The issuance was in connection with the exercise in part of the options previously issued to Freedom pursuant to a Stock Purchase Agreement dated March 31, 1993. Freedom retains an option to purchase 830,000 shares of common stock at an exercise price of $1.25 per share. Following the issuance of the 300,000 shares, the Registrant has 4,948,121 shares of common stock issued and outstanding.

                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        FLORIDA GAMING CORPORATION



                        By /s/ Timothy L. Hensley

                          Timothy L. Hensley
                          Executive Vice President,
                          Treasurer
                          and Chief Financial Officer

                          Date: May 1, 1997